10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Global Opportunities Fund

Security

Chipotle Mexican Grille

Advisor

EIMCO
Transaction
-----------
 Date
-----
1/26/2006
Cost
----
$183,612
Offering Purchase
-----------------
2.33%
Broker
------
Morgan Stanley
Underwriting
------------
Syndicate
---------
Members
-------
Morgan Stanley

Fund

Global Opportunities Fund

Security

Visicu, Inc.
Advisor

EIMCO

Transaction

 Date

4/3/2006

Cost

$100

Offering Purchase

0.01%

Broker

Morgan Stanley & Thomas Weisel Partners LLC
Underwriting
Syndicate
Members

Wachovia Securities